As filed with the Securities and Exchange Commission on June 24, 2011
Registration No. 333-[__________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

[Missing Graphic Reference]

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DOLLAR TREE, INC.
(Exact name of issuer as specified in its charter)

Virginia	26-2018846
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, Virginia 23320
(Address of Principal Executive Offices) (Zip Code)

Dollar Tree, Inc. Omnibus Incentive Plan
(Full Title of the Plans)

Bob Sasser
President and Chief Executive Officer
DOLLAR TREE INC.
500 Volvo Parkway
Chesapeake, Virginia 23320
 (Name and address of agent for service)

(757) 321-5000
 (Telephone Number, including area code, of agent for service)

Copies to:

Mary E. Powell, Esq.
J. Marc Fosse, Esq.
Trucker Huss APC
100 Montgomery Street
23rd Floor
San Francisco, CA 94104
(415) 788-3111

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Large accelerated filer         (X)                                                                                                        Accelerated filer    (  )

Non-accelerated filer   (   ) (Do not check if a smaller reporting company)                      Smaller reporting company    (  )

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Average Offering	Aggregate Offering	Amount of
be Registered	Registered(1)(2)	Price per Share(3)	Price(3)	Registration Fee
Common Stock, $.01 par value per	2,000,000 Shares	$63.20	$126,400,000	$14,675.04
share (“Common Stock”)

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may become issuable under the Dollar Tree, Inc. Omnibus Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Represents shares offered or to be offered under the Dollar Tree, Inc. Omnibus Incentive Plan approved by the Dollar Tree, Inc. Board of Directors on March 17, 2011, and by its shareholders on June 16, 2011.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on June 20, 2011, as reported on The NASDAQ Stock Market in accordance with Rule 457(c) of the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

1. Dollar Tree, Inc.  (the “Registrant”) hereby files this Registration Statement on Form S-8 with the Commission to register 2,000,000 shares of Common Stock offered or to be offered to participants under the Omnibus Incentive Plan (the “Plan”) from time to time at prices determined by a committee of the Registrant’s Board of Directors.  This Registration Statement also covers an indeterminate number of additional shares that may become issuable under the Dollar Tree, Inc. Omnibus Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

2. Under the terms of the Plan, shares of Common Stock formerly available for issuance under the Registrant’s 2004 Executive Officer Equity Plan, 2003 Non-Employee Director Stock Option Plan, and 2003 Equity Incentive Plan (the “Prior Plans”), which have been consolidated into the Plan, have become available for issuance under the Plan.  The Prior Plans’ shares of Common Stock were previously registered on the Company’s Registration Statements on Form S-8, Registration Nos. 333-117337, 333-106883, and 333-106884, as amended.  Such Registration Statements are incorporated herein by reference.

PART I

Information Required in Section 10(a) Prospectus

The documents containing the information specified in Part I of this registration statement on Form S-8 will be sent or delivered to the participants of the Plan covered by this Registration Statement as specified in Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not being, filed by the Registrant with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, filed with the Commission on March 17, 2011, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 29, 2011, from our Definitive Proxy Statement on Form 14A for our 2011 Annual Meeting of Stockholders, filed with the Commission on May 16, 2011;

(c)           The Registrant’s Quarterly Report on Form 10-Q for the period ended April 30, 2011, filed with the Commission on May 19, 2011;

(d)           Current Reports on Form 8-K filed February 17, 2011; February 23, 2011; March 2, 2011; March 22, 2011; May 12, 2011; May 19, 2011; and June 22, 2011;

(e)           All other reports filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of the fiscal year covered by Dollar Tree’s Annual Report referred to in (a) above; and

(f)           The description of the Registrant’s Common Stock which is incorporated by reference from Exhibit 99.1 to the Registrant’s Form 8-K filed on March 13, 2008, which updated the description of the common stock of Dollar Tree Stores, Inc. (the “Predecessor Registrant”) contained in the Predecessor Registrant’s Exchange Act registration statement on Form 8-A dated March 6, 1995, filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

1. Item 4.   Description of Securities.

Not applicable.

2. Item 5.   Interests of Named Experts and Counsel.

Not applicable.

3. Item 6.   Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia as amended (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct.  In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct.  In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct.  In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit.  Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.  Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law.  In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

The Registrant maintains a standard policy of officers' and directors' liability insurance.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Exhibit Description
4	Dollar Tree, Inc. Omnibus Incentive Plan.
5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.   Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)           that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)          any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chesapeake, Commonwealth of Virginia, on June 24, 2011.

Dollar Tree, Inc.

By:	/s/ Bob Sasser
Bob Sasser
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Dollar Tree, Inc., a Virginia corporation, do hereby constitute and appoint Bob Sasser, Kevin S. Wampler and James A. Gorry, III, and each of them, as the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which such attorney and agent determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bob Sasser	President, Chief Executive Officer and Director
Bob Sasser	(Principal Executive Officer)	June 16, 2011

/s/ Kevin S. Wampler	Chief Financial Officer	June 16, 2011
Kevin S. Wampler	(Principal Financial and Accounting Officer)

/s/ Macon F. Brock, Jr.	Director	June 16, 2011
Macon F. Brock, Jr.

/s/ Arnold S. Barron	Director	June 16, 2011
Arnold S. Barron

/s/ Mary Anne Citrino	Director	June 16, 2011
Mary Anne Citrino

/s/ H. Ray Compton	Director	June 16, 2011
H. Ray Compton

/s/ Conrad M. Hall	Director	June 16, 2011
Conrad M. Hall

/s/ Lemuel E. Lewis	Director	June 16, 2011
Lemuel E. Lewis

/s/ J. Douglas Perry	Director	June 16, 2011
J. Douglas Perry

/s/ Thomas A. Saunders, III	Director	June 16, 2011
Thomas A. Saunders, III

/s/ Thomas E. Whiddon	Director	June 16, 2011
Thomas E. Whiddon

/s/ Carl P. Zeithaml	Director	June 16, 2011
Carl P. Zeithaml

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4	Dollar Tree, Inc. Omnibus Incentive Plan
5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature page of this Registration Statement).